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                                                          EXHIBIT 10.5

                        CHIROPRACTIC PHYSICIAN AGREEMENT



         THIS AGREEMENT is effective this ________________day of, ______, by and between ACCESS HEALTHCARE, INC. (Hereinafter referred to as "AHI"), a Florida corporation d/b/a/ PAVLIK CHIROPRACTIC GROUP, and, a chiropractic physician licensed under the laws of the State of Florida (hereinafter referred to as "PROVIDER").

                                    RECITALS:

         WHEREAS, AHI is a corporation organized for the purpose of arranging for chiropractic health care services by health care providers to individual members, insureds or employees of contracted groups;

         WHEREAS, Provider is licensed and in good standing to practice chiropractic in the State of Florida; and

         WHEREAS, AHI intends, by entering into this Agreement with Provider, to make available medically necessary covered services to Members, and Provider intends to provide such services in a cost-effective manner and under the guidelines and protocols set forth by AHI.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties do hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1 Benefit Agreements. Benefit Agreements shall mean those written agreements entered into by and between a Payor and Members which provides or arranges for the provision of health care coverage for Members.

1.2 Covered Services. Covered Services shall mean the health care services to which a Member is entitled under the applicable Benefit Agreement as provided by Payor.

1.3 Medically Necessary. Medically Necessary shall mean services or supplies which, under the provisions of the Agreement, are determined to be: (i ) appropriate and necessary for the symptoms, diagnosis or treatment of the condition of a Member; (ii) provided for the diagnosis or direct care and treatment of the Member; (iii) within standards of good chiropractic practice within the organized chiropractic community;
         (iv) not primarily for the convenience of Provider or any other provider; (v) the most appropriate supply or level of services which can safely be provided; and (vi) standards and protocols set forth by AHI.

1.4 Members. Members shall mean a person who is eligible for, and who has enrolled in, a health care plan established by a Benefit Agreement.

1.5 Payor. Payor shall mean an employer, insurance carrier, third-party claims administrator, trust or any other entity which has an obligation to provide or pay for Covered Services provided to a

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         Member pursuant to a Benefit Agreement.

1.6 Participating Provider. Participating Provider means a provider or group of providers who has entered into an agreement with AHI to provide Covered Services to Members.

1.7 Chiropractic Physician. Chiropractic Physician shall mean a Participating Provider who is a chiropractic physician who has elected to be, and has been, designated as a Chiropractic Physician by the State of ___________________ and AHI and who, by virtue of such designation, is primarily responsible for providing or arranging for the provision of all Covered Services for Members who select such physician as their Chiropractic Physician to assure continuity of care, and who continues to meet all other requirements for chiropractors so designated which are adopted by AHI from time to time.

1.8 Emergency Medical Condition. A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in a) Serious jeopardy to the health of the individual or, in the case of a pregnant woman, the health of the woman or her unborn child, b) serious impairment to bodily functions or c) serious dysfunction of any bodily organ or part.

                                   ARTICLE II

                    PROVIDER'S SERVICES AND RESPONSIBILITIES

2.1 Provider Services. Provider agrees to treat and provide efficient, clinically competent, cost-effective chiropractic care to Members, provided that such treatment and chiropractic care is Medically Necessary, within the parameters of his/her practice or specialty, and is covered by the applicable Benefit Agreement.

2.2 Quality of Services. Provider shall maintain such facilities, equipment and qualified professional and non-professional support personnel as shall be reasonably required to provide Covered Services to Members. Provider shall not differentiate or discriminate between Members and other patients of provider with respect to scheduling or provision of Covered Services. If Covered Services are to be provided at more than one location, the addresses of these clinics needs to be listed on Exhibit A, attached hereto and made part of this agreement.


                                   ARTICLE III

                        AHI SERVICES AND RESPONSIBILITIES

3.1 Identification of Members. AHI will establish with Payor, and shall communicate to Provider, a reasonable method by which Provider may identify members and covered services for each member.



3.2 Reports. AHI shall send Provider notification of Payers utilizing AHI on a quarterly basis. AHI will send to
         Provider: additions/changes/deletions regarding contracts as changes occur.

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3.3      Compliance. Physician shall comply with all applicable statutory, regulatory and HCFA requirements relating to Medicare Contract Participants including, but not limited to, the requirements set forth in the Balanced Budget Act of 1997 and the rules and regulations promulgated thereunder, including any amendments thereto, and the Medicare appeals/expedited appeals procedures related to Medicare Contract Participants, including gathering and forwarding information on appeals to AHI as necessary. Physician shall cooperate with activities pertaining to the provision of services to Medicare Contract Participants. All of Physician's contracts with any permitted subcontracted providers (if any) shall comply with and contain the provisions required by the Balanced Budget Act of 1997 and the rules and regulations promulgated thereunder, including and amendments thereto. Physician will cooperate and participate in AH13- August-99's efforts to comply with applicable statutory, regulatory and HCFA requirements relating to Medicare Contract Participants to extent reasonably requested by AHI.


                                   ARTICLE IV

                              FISCAL RELATIONSHIPS

4.1 Provider Rate Schedule. Payment for Covered Services to which a member is entitled under the applicable Benefit Agreement with Payor shall be made as follows:

         (a) Payor shall pay AHI and AHI shall pay Provider for Covered Services pursuant to amounts set forth on Exhibit B attached hereto.

4.2      Full Payment. Provider agrees to accept the fees set forth in Paragraph
         4.1 above, as payment in full for Covered Services. Provider shall not bill Members separately except for (i) deductibles, copayments and co-insurance specified by Payor and (ii) medical services provided by Provider to a Member which are not Covered Services.

4.3 Limitation of Liability. Provider acknowledges and agrees that ACCESS HEALTHCARE, INC shall not be responsible for making payment for Covered Services pursuant to Paragraphs 4.1 and 4.2 above, but rather shall be responsible only for the administration functions otherwise described herein.

4.4 Submission of Invoices. Provider shall submit HCFA 1500 forms to AHI. AHI will coordinate and transmit billings to Payor. Payor reserves the right to review all bills for services rendered by Provider. Unless Payor disputes a HCFA 1500, Payor shall pay claims for Covered Services, as provided in Paragraphs 4.1 and 4.2 above. No payments will be made in connection with bills submitted more than ninety (90) working days after discharge of the Member.

4.5 Coordination of Benefits. Provider agrees to cooperate with Payor toward effective implementation of the provisions of the Benefit Agreement relating to Coordination of Benefits and claims by third parties. When a Member is eligible for coverage of Covered Services under one or more other health benefit plans, payment by Payor for Covered Services shall be coordinated with such other plan or plans. The order of payment shall be determined in accordance with the coordination of benefits provisions of the Members' Benefit Agreement.

         (A) In the event that Payor is the initial payor for Covered Services, Provider shall be reimbursed by Payor as provided in this Agreement without regard to any payments made by other health benefit plans.

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         (B)      In the event that Payor is other than primary under the
                  coordination of benefit rules for the State of ____________, Payor shall pay only those amounts which when added to amounts received by Provider from other sources is equal to reimbursement payable under Exhibit B attached hereto.

4.6 Modification of Rate Schedules. Each contract will have its own specific rate schedule associated with that contract. Modifications of these rates may occur with renegotiations of contracts on their anniversary dates.



                                    ARTICLE V

                       LIABILITY, INDEMNITY AND INSURANCE

5.1 Liability. Neither AHI, Provider, nor any of their respective agents or employees shall be liable to third parties for any act or omission of the other party. Provider and AHI each shall indemnify and hold harmless from any and all liability, loss damage, claim or expense of any kind, including costs and attorney's fees, arising out of the performance of this Agreement and for which the other is solely responsible.

5.2 Provider Insurance. Provider shall carry malpractice insurance in at least the amount of $500,000/1,000,000 or , if greater, the minimum amount of malpractice insurance required by the laws of the State of ______________ and shall, upon request, cause his insurer to supply AHI with a certificate of such insurance, which certificate shall state that such insurance coverage shall not be terminated or reduced without ten days' prior written notice to AHI. Such minimum amount of insurance may be increased by AHI upon ninety days' written notice to the Provider and Provider shall produce the same.


                                   ARTICLE VI

            RECORDS, MAINTENANCE, AVAILABILITY, INSPECTION AND AUDIT

6.1 Records. Provider shall prepare and maintain all appropriate records on Members receiving Covered Services from Provider. The records shall be maintained in accordance with prudent record-keeping procedures and as required by applicable law of the State of _____________ and in accordance with AHI's protocols and procedures.

6.2 Confidentiality. Provider agrees to allow review and duplication of any data and other records maintained on Members which relate to this Agreement, including but not limited to medical records or other records relating to billing, payment and assignment. Such review and duplication shall be allowed upon reasonable notice during regular business hours and shall be subject to all applicable laws and regulations concerning the confidentiality of such data or records.


                                   ARTICLE VII

                      RELATIONSHIP BETWEEN AHI AND PROVIDER

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7.1      Group Practice. As an Affiliated Clinic of AHI, Provider will be considered as part of the statewide group practice d/b/a Pavlik Chiropractic Group, or d/b/a Access Chiropractic Group, or any other name AHI so provides.

7.2 Independent Relationship. None of the provisions of this Agreement are intended to create, nor shall be deemed or construed to create, any relationship between AHI and Provider other than that of independent entities contracting with each other hereunder solely for the purpose of effecting each other hereto, nor any of their respective employees or agents, shall be construed to be the agent, employee, or representative of the other, other than provided for in this Agreement.

7.3 Provider-Patient Relationship. AHI agrees that it will not interfere in the professional relationship between Provider and patient.


                                  ARTICLE VIII

                MUTUAL COOPERATION AND IMPLEMENTATION OF PROGRAMS

8.1 AHI and Provider agree to cooperate with each other in the implementation of Utilization Management, Quality Management & Provider Credentialing described in Exhibit C. Provider shall cooperate by allowing authorized personnel of AHI access to Provider's medical records of Members. Such access shall conform with the provisions of
         Article VI of this Agreement.


                                   ARTICLE IX

                              TERM AND TERMINATION

9.1 Termination Without Default or Breach. This Agreement may be terminated by either party without cause upon thirty (30) days' written notice to the other party. Termination of this Agreement will not terminate Provider's obligation under any other contract with AHI which he/she may have, and responsibilities under such contracts shall be determined by reference to each specific contract. In addition, this Agreement shall automatically terminate upon the suspension or revocation of Provider's license to practice chiropractic in the State of ____________ or cancellation of any professional liability malpractice insurance.

9.2 Termination With Default or Breach. This Agreement may be terminated by either party hereto, at any time, if the other party commits a material breach of the Agreement, or fails in any material way to perform any obligation thereunder and any such breach or failure is not cured within thirty (30) days after having received written notice thereof from the other party. AHI may terminate this Agreement immediately when AHI determines that the health, safety or welfare of members is jeopardized by the continuation of this Agreement.

9.3 Notice to Members. Provider agrees that if the Agreement is terminated, Provider shall exercise best efforts to notify ( AHI will provide an approved format) all Members who are under Provider's care or who seek services from Provider that Provider is no longer an AHI Provider. For those Members under Provider's care who so desire, Provider shall transfer the members to other appropriate AHI Providers.

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                                    ARTICLE X

                               GENERAL PROVISIONS

10.1 Symbols and Trademarks. During the term of this Agreement, AHI shall have the right to use the name of Provider in promotional materials of AHI and/or payor, including sales literature, advertisements and special promotional material. Upon prior approval, AHI agrees that, during the term of this Agreement, Provider shall have the right to use AHI's name in its promotional materials.

10.2 Headings. The headings of articles and sections contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.3 Notices. All notices hereunder by either party to the other party shall be in writing. All notices, demands and requests shall be deemed given when mailed, by U.S. Registered or U.S. Certified Mail, postage paid, Return Receipt Requested.

                           (a)      TO:     ACCESS HEALTHCARE, INC.
                                            2016 S. Orange Avenue
                                            Orlando, Florida 32806

                           (b)      TO:     __________________________
                                            __________________________
                                            __________________________
                                            ATTN: ____________________

         or to such other address or to such other person as may be designated by written notice given during the term of this Agreement by one party to the other.

10.4 Entire Agreement. This Agreement and all Exhibits hereto represent the entire agreement between the parties hereto, and no representations or agreements, oral or otherwise, between the parties not embodied herein or attached hereto shall be of any force and effect. Any additions or amendments to this Agreement shall be of no force and effect unless in writing and signed by the parties hereto. Notice to or consent of Members shall not be required to effect any amendments to this Agreement.

10.5 Non-Exclusivity. Nothing in this Agreement shall be construed to prevent Provider from conducting a fee-for-service chiropractic service or from participating in independent practice associations, preferred provider organizations or other managed care systems. Nothing in this Agreement shall be construed to prevent AHI from entering into agreements which are similar to this Agreement with other chiropractors designated by AHI.

10.6 Waiver. During the term of this Agreement, there shall be no waiver unless in writing and signed by the party against whom the waiver is sought to be enforced.

10.7 Binding of Successors and Assigns. The terms, covenants, conditions, provisions, and agreements herein contained shall be binding upon and inure to the benefits of the parties hereto, their successors and assigns, to the extent assignments are permitted hereunder.

10.8 Assignment. Notwithstanding Section 10.7 of this Article, the rights, obligations, and privileges of this Agreement may not be assigned, delegated, or transferred by one party without the written consent of the other Party to this Agreement, except that AHI may assign its rights under the


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         agreement to another party if the intent of this assignment is to increase utilization of the network. AHI shall further have the right to subcontract with one or more third parties for the performance of all or some of the obligations of AHI under this agreement.

10.9 Governing Law. This Agreement shall be governed by the laws of the State of Florida. The invalidity or unenforceability of any terms or provisions hereof shall in no way affect the validity or enforceability of any other term or provision.

THIS AGREEMENT IS CONTINGENT UPON AND SHALL NOT BECOME EFFECTIVE AND BINDING UNTIL ACCESS HEALTHCARE, INC. HAS DETERMINED THAT PROVIDER HAS PROPERLY SATISFIED CREDENTIALING CRITERIA OF ACCESS HEALTHCARE, INC.

         IN WITNESS WHEREOF, the parties have executed this Agreement intending to be bound from the date set forth in this Agreement.


PROVIDER                               ACCESS HEALTHCARE, INC.

By:                                         By:
   ------------------------------              -----------------------------

Title:                                      Title:
      ---------------------------                 --------------------------

Date:                                       Date:
     ----------------------------                ---------------------------

Tax I.D.:
         ------------------------









                                    EXHIBIT A

GROUP PRIMARY OFFICE ADDRESS

Street: _______________________________________________________________________

City/State: ________________________________County:____________________________

Zip Code:______________________________________________________________________

Phone:_________________________________________________________________________

Office administrator:__________________________________________________________

Tax I.D.;______________________________________________________________________

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SECONDARY OFFICE ADDRESS:

Street: _______________________________________________________________________

City/State: ________________________________County:____________________________

Zip Code:______________________________________________________________________

Phone:_________________________________________________________________________

Office administrator:__________________________________________________________

Tax I.D.;______________________________________________________________________


BILLING NAME AND BILLING OFFICE ADDRESS:

Street: _______________________________________________________________________

City/State: ________________________________County:____________________________

Zip Code:______________________________________________________________________

Phone:_________________________________________________________________________

Office administrator:__________________________________________________________

Tax I.D.;______________________________________________________________________




                                    EXHIBIT B

             ACCESS HEALTHCARE, INC. D/B/A PAVLIK CHIROPRACTIC GROUP


                       REIMBURSEMENT SCHEDULE TO PROVIDER


CONTRACTS

Each and every payor that AHI contracts with to provide chiropractic and other related programs or services, through owned or affiliated clinics, will have their own separate and distinct reimbursement schedules. These schedules will be supplied to the provider for each contract. Contracts and reimbursement schedules will fall into one of the following categories:

       -  Discounted Fee for Service

       -  Capitation PMPM

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        - Encounter Capitation

        - 24-Hour Coverage

        - Independent Medical Examinations

        - Independent Medical Reviews

        - Hourly Consulting


AHI FEES

For AHI's administrative, billing and collection, marketing and contracting functions, AHI will charge the provider a percentage on all collected revenues.
















                                    EXHIBIT C
                    ACCESS HEALTHCARE UTILIZATION MANAGEMENT,
                   QUALITY MANAGEMENT & PROVIDER CREDENTIALING

                            I. UTILIZATION MANAGEMENT

(1) The following document will provide a written outline for AHI's Utilization Management Program (UM Program). AHI will utilize the Guidelines for Chiropractic Quality Assurance and Practice Parameters:
         Proceedings of the Mercy Center Consensus conference, Aspen Publishers, Inc., 1993, as a reference source for establishing benchmark guidelines for the UM Program.

         AHI has not officially adopted all guidelines as published in the Mercy Report. Rather, it is the intent of AHI to promote specific guidelines established in the Mercy Report to our providers and build a consensus to officially adopt those parameters outlined in the AHI UM/QM Program.

(2) The written description of the UM Program has been reviewed and approved by the UM/QM Committee.

(3) Resumes and licenses of the committee members are kept on file at the offices of AHI and are available for review.
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(4)      All patient charts and records reviewed by the UM/QM Committee will be reviewed and maintained in a secured area and locked filing system in the offices of AHI. Communication regarding patient utilization with the doctors will be sent by US Mail, addressed specifically to the doctor and marked "Personal and Confidential".

         At no time will any patient records be allowed to leave the offices of AHI except as indicated above. Committee members will sign a Confidentiality Agreement.

(5) AHI has established the following committee to implement and review the UM/QM Program.

         April Pavlik Kleber                Program Administrator

         Daniel J. Pavlik, D.C.             Chiropractic Medical Director

         Sandra Viveiros                    Administrative Assistant

(6) The committee will meet quarterly to review those doctors designated for review. Two weeks prior to the scheduled review, the selected providers will be sent a list of patients designated for review. The provider will be requested to provide to the Committee within seven (7) days of the scheduled review all available documentation regarding the patient's case.

         Based on the information provided, the Committee will recommend for: a) continued care at existing treatment Plan; b) continued care, modified treatment plan; c) discontinued care; d) request for phone consultation between provider and Chiropractic Medical Doctor.


         The Program Administrator will communicate recommendations to the provider within 24 hours of the review. At that time, any required phone consultation can be scheduled with the Chiropractic Medical Director. The Committee's recommendations will be sent via US Mail to the provider within three (3) business days.

         Final outcome of the UM/QM Committee will be provided to the patient via US Mail.

(7) Any provider or member has the right to appeal the decision of the UM/QM Committee by submitting a written request for the appeal to be made. It is the provider/ member's responsibility to demonstrate clear, objective measurements of improved patient progress, and stipulate a detailed, well-defined treatment plan to the Committee. The Committee will review the revised treatment/care plan and respond to the patient/provider with its recommendation within 24 hours.

(8) AHI will conduct an annual survey of a random sampling of members regarding patient care, provider accessibility, billing practices and overall satisfaction.


         UM guidelines will be monitored via the monthly "Pre-Billing Worksheet", which includes all dates of service for the patients, diagnosis, CPT codes and charges.